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                                                                  Exhibit (j)(7)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the registration statement on Form N-1A (File No. 33-4806) ("Registration Statement") of our report dated July 17, 2000, relating to the financial statements and financial highlights which appears in the May 31, 2000 Annual Report to Shareholders of Boston 1784 Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Auditors" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2002